EXHIBIT 10.14

SECOND AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), is made as of the 23rd day of December, 2021, by and by and among WestFREIT Corp., a Maryland corporation (“Westridge Owner”), Damascus Centre, LLC, a New Jersey limited liability company (“Damascus Owner”), and Grande Rotunda, LLC, a Maryland limited liability company (“Rotunda Owner”; each also individually “Seller,” and collectively, “Seller”), and MCB Acquisition Company LLC, a Maryland limited liability company (“Purchaser”, which term shall also be deemed to include its permissible successors, assigns and designees).

RECITALS

A.       Seller and Buyer entered into that certain Purchase and Sale Agreement dated November 22, 2021 (the “Original Agreement”), as amended by the First Amendment to Purchase and Sale Agreement dated December 22, 2021 (the “First Amendment”, and together with the Original Agreement, the “Agreement”) for the purchase of three (3) properties located in Maryland described in the Agreement as the Westridge Property, the Damascus Property and the Rotunda Property, and as more particularly described in the Agreement.

B.       The First Amendment extended the Due Diligence Period to 6:00 P.M. Eastern Time on December 23, 2021.

C.       Seller and Buyer have agreed to further amend the Agreement as set forth below in this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing recitals, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.       Incorporation of Recitals. The recitals set forth above are hereby incorporated into and made a part of this Amendment.

2.       Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings set forth in the Agreement.

3.       Due Diligence. The Due Diligence Period set forth in Section 4.1 of the Agreement is hereby extended until 3:00 P.M. Eastern Time on December 28, 2021.

4.       Deposit. Seller and Purchaser agree that notwithstanding the terms of the Agreement, Purchaser shall be obligated to deposit the Additional Deposit with the Title Company on or before to 6:00 P.M. Eastern Time on December 28, 2021.

5.       Full Force and Effect. Except as amended hereby, the Agreement remains unmodified and in full force and effect.

6.       Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single agreement. A signature delivered via facsimile, email, or attachment to email shall be equally as effective as an original signature delivered in-person, via mail, or via any other means.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:

WestFREIT Corp.,
a Maryland corporation

By:	/s/ Robert S. Hekemian, Jr.
Name:	Robert S. Hekemian, Jr.
Title:	CEO and President

Damascus Centre, LLC,
a New Jersey limited liability company

By:	/s/ Robert S. Hekemian, Jr.
Name:	Robert S. Hekemian, Jr.
Title:	CEO and President

Grande Rotunda, LLC,
a Maryland limited liability company

By:	/s/ Robert S. Hekemian, Jr.
Name:	Robert S. Hekemian, Jr.
Title:	CEO and President

[Signature Page to Second Amendment to Purchase and Sale Agreement – MCB/Hekemian]

PURCHASER:

MCB Acquisition Company, LLC,
a Maryland limited liability company

By:	/s/ P. David Bramble
P. David Bramble
Executive Manager

[Signature Page to Second Amendment to Purchase and Sale Agreement – MCB/Hekemian]